Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of January 18, 2023, between PLBY Group, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, on December 19, 2022, the Company commenced a $50 million rights offering (the “Rights Offering”), whereby the Company distributed to holders of shares of Common Stock (as defined below) as of the record date therefor, non-transferable, non-tradeable rights to purchase shares of Common Stock at the Per Share Purchase Price (as defined below), subject to pro rata allocation and certain ownership limitations on the over-subscription privilege of eligible holders of shares of Common Stock, all as more fully described in the prospectus supplement filed with the Commission (as defined below) on January 9, 2023 describing the Rights Offering (as the same may be amended or amended and restated from time to time, the “Rights Offering Prospectus Supplement”); and

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act (as defined below), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Backstop Closing” means the closing of the purchase and sale of the Backstop Shares pursuant to Section 2.1.

“Backstop Closing Date” means the Trading Day upon which all conditions precedent to (i) the Purchasers’ obligations to pay the Backstop Subscription Amount and (ii) the Company’s obligations to deliver the Backstop Shares have been satisfied or waived.

“Backstop Shares” shall have the meaning ascribed to such term in Section 2.1.

“Backstop Subscription Amount” shall have the meaning ascribed to such term in Section 2.1.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the States of New York or California are authorized or required by law or other governmental action to close.

“Closing” means, as the context may require, the Backstop Closing or the PIPE Closing.

“Closing Date” means, as the context may require, the Backstop Closing Date or the PIPE Closing Date.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Fee” shall have the meaning ascribed to such term in Section 5.3.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(c).

“Per Share Purchase Price” means the Subscription Price (as defined in the Rights Offering Prospectus Supplement provided that such definition shall not be changed by the Company after the date hereof without the prior written consent of the Purchasers).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIPE Closing” means the closing of the purchase and sale of the PIPE Shares pursuant to Section 2.1.

“PIPE Closing Date” means the Trading Day following the date upon which all conditions precedent to (i) the Purchasers’ obligations to pay the PIPE Subscription Amount and (ii) the Company’s obligations to deliver the PIPE Shares have been satisfied or waived (or are capable of being satisfied or waived).

“PIPE Shares” shall have the meaning ascribed to such term in Section 2.1.

“PIPE Subscription Amount” shall have the meaning ascribed to such term in Section 2.1.

“Pro Rata Portion” means, as to each Purchaser, the percentage of the Subscription Amount to be paid for Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Pro Rata Portion,” in United States dollars and in immediately available funds.

“Proceeding” means an action, claim, suit or proceeding before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Prospectus” means the final base prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission with respect to the Shares.

“Purchaser” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.5.

“Registration Statement” means the effective registration statement filed with the Commission (File No. 333-267273), including all information, documents and exhibits filed with or incorporated by reference into such registration statement, which registers the sale of the Shares to the Purchasers.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Rights Offering” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Rights Offering Prospectus Supplement” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Sale” means the issuance and sale of the Shares.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement, including, without limitation, any shares of Common Stock issued in satisfaction of the Commitment Fee pursuant to the terms of this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Standstill Period” shall have the meaning ascribed to such term in Section 4.8(a).

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company and any successor transfer agent of the Company.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, (i) on the PIPE Closing Date, $15.0 million of Shares (the “PIPE Subscription Amount” and such Shares, the “PIPE Shares”) and (ii) on the Backstop Closing Date, up to $10.0 million of Shares in respect of any unsubscribed shares in the Rights Offering after giving effect to the valid exercise of, and subject to certain ownership limitations on, the over-subscription privilege of eligible stockholders in the Rights Offering, in each case, at the Per Share Purchase Price (the resulting aggregate amount, the “Backstop Subscription Amount” and such Shares, the “Backstop Shares”); provided, that in no event shall the number of Shares to be issued and sold in respect of the PIPE Subscription Amount or the Backstop Subscription Amount equal or exceed an amount that would require stockholder approval under applicable rules of the Trading Market (and in such case the PIPE Subscription Amount and/or the Backstop Subscription Amount, as applicable, shall be commensurately reduced in respect of any such Shares not issued and sold on account of such limitation). The Company shall notify the Purchasers in writing at least one (1) Trading Day prior to the anticipated Backstop Closing Date of the Backstop Subscription Amount as finally determined by the Company based on the results of the Rights Offering. The Company shall deliver to each Purchaser its respective Shares and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at each Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the applicable Closing shall occur remotely or such other location as the parties shall mutually agree. Unless otherwise directed by a Purchaser, settlement of the Shares shall occur via “Delivery Versus Payment” (i.e., on the Closing Date, the Company shall electronically issue the Shares registered in the Purchasers’ names and addresses and released by the Transfer Agent directly to the account(s) identified by each Purchaser and payment therefor shall be made by the Purchaser by wire transfer to the Company).

2.2           Deliveries.

(a)           On or prior to the PIPE Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)            the Company’s wire instructions, on Company letterhead and executed by an officer of the Company;

(ii)           a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system Shares equal to (A) such Purchaser’s Pro Rata Portion of (1) the PIPE Subscription Amount and (2) to the extent that the Purchaser has elected to receive the Commitment Fee in shares of Common Stock pursuant to Section 5.3, the Commitment Fee, divided by (B) the Per Share Purchase Price, registered in the name of such Purchaser; and

(iii)          to the extent that the Purchaser has elected to receive the Commitment Fee in cash pursuant to Section 5.3, such Purchaser’s Pro Rata Portion of the Commitment Fee by wire transfer of immediately available funds to the account designated in writing by such Purchaser to the Company no later than two (2) Business Days prior to the PIPE Closing Date.

(b)           On or prior to the PIPE Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)            such Purchaser’s Pro Rata Portion of the PIPE Subscription Amount; and

(ii)           wire instructions for any payment of the Commitment Fee to be made in cash.

(c)           On or prior to the Backstop Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)            the Company’s wire instructions, on Company letterhead and executed by an officer of the Company;

(ii)           a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system Shares equal to (A) such Purchaser’s Pro Rata Portion of the Backstop Subscription Amount, divided by (B) the Per Share Purchase Price, registered in the name of such Purchaser.

(d)           On or prior to the Backstop Closing Date, each Purchaser shall deliver or cause to be delivered to the Company such Purchaser’s Pro Rata Portion of the Backstop Subscription Amount.

2.3           Closing Conditions.

(a)           Other than with respect to the payment of the Commitment Fee, the obligations of the Company hereunder in connection with each Closing are subject to the satisfaction or waiver of the following conditions:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) when made and on the applicable Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of such date);

(ii)           all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the applicable Closing Date shall have been performed in all material respects;

(iii)          the delivery by each Purchaser of such Purchaser’s Pro Rata Portion of the PIPE Subscription Amount or the Backstop Subscription Amount, as the case may be;

(iv)          in the case of the PIPE Shares, the expiration time of the Rights Offering having occurred without the Rights Offering being terminated; and

(v)           in the case of the Backstop Shares, the consummation of the Rights Offering.

(b)           The respective obligations of the Purchasers hereunder in connection with each Closing are subject to the satisfaction or waiver of the following conditions:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the applicable Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date shall have been performed in all material respects;

(iii)          the delivery by the Company of the items set forth in Section 2.2(a) or Section 2.2(c), as applicable;

(iv)          there shall have been no Material Adverse Effect since the date hereof; and

(v)           from the date hereof to the applicable Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the PIPE Shares or the Backstop Shares, as the case may be, at the applicable Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

(a)           Organization. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Share Sale have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement has been duly executed by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)           No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Share Sale does not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except, in the case of each of clauses (ii) and (iii), as would not reasonably be expected to result in (x) a material adverse effect on the legality, validity or enforceability of this Agreement, (y) a material adverse effect on the results of operations, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (z) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of clause (x), (y) or (z), a “Material Adverse Effect”; provided, that in no event shall a change in the market price per share of Common Stock alone constitute a Material Adverse Effect).

(d)           Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filings required pursuant to Section 4.2, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, (iv) such filings as are required to be made under applicable state securities laws and (v) such consents, waivers, authorizations, orders, notices, filings or registrations the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect (collectively, the “Required Approvals”).

(e)           Issuance of the Shares; Registration. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on September 13, 2022, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Shares will be issued pursuant to the Registration Statement and the sale of the Shares is registered thereunder. The Company was at the time of the filing of the Registration Statement, and is as of the date hereof, eligible to use Form S-3. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the applicable Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the applicable Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the Registration Statement, the Rights Offering Prospectus Supplement and the Prospectus, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock.

(f)            Capitalization. The issued and outstanding capitalization of the Company as of September 30, 2022 set forth in the Quarterly Report on Form 10-Q filed by the Company with the Commission on November 9, 2022 was accurate in all material respects as of September 30, 2022. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(g)           SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, from February 10, 2021 to the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           Litigation. Except as disclosed in the SEC Reports, there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties that (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares or (ii) would, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.

(i)            Certain Fees. Except for the fee payable to Jefferies LLC pursuant to that certain Engagement Letter, dated as of December 6, 2022, by and between the Company and Jefferies LLC, as amended and/or restated from time to time, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the Share Sale.

(j)            Investment Company. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(k)           Manipulation of Price. The Company has not taken, and, to the Company’s knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(l)            No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

3.2           Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the applicable Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)           Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Understandings or Arrangements. Such Purchaser is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting such Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c)           Purchaser Status. At the time such Purchaser was offered the Shares, it was, and as of the date hereof it is, either (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)           Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e)           Access to Information; Reliance. Such Purchaser acknowledges that it has had the opportunity to review this Agreement and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. In making its decision to invest in the Shares, such Purchaser has relied solely upon independent investigations made by such Purchaser and its representatives and the representations and warranties of the Company in Section 3.1. Without limiting the generality of the foregoing, such Purchaser has not relied on any statements or other information provided by or on behalf of the Company (other than those representations, warranties, covenants and agreements of the Company expressly set forth in Section 3.1 and the SEC Reports) or any of its Affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning the Company, the transactions contemplated hereby, the Shares or the offer and sale of the Shares.

(f)            Beneficial Ownership. As of the date hereof, no Purchaser beneficially owns any shares of Common Stock.

(g)           Certain Transactions and Confidentiality. Other than consummating the Share Sale, such Purchaser and its Affiliates have not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or its Affiliates, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company (including derivative securities representing the right to vote or economic benefit of any such securities) during the period commencing as of the time that such Purchaser first entered into discussions with the Company or any other Person with respect to the Share Sale and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this Agreement (including the existence and terms of the Share Sale). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained in this Section 3.2(g) shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Furnishing of Information. For the twelve (12) months following the date of this Agreement, the Company covenants to use reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.2           Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the Share Sale, (b) file a Current Report on Form 8-K with the Commission within the time required by the Exchange Act and (c) if required by the rules and regulations of the Commission, file the Prospectus Supplement with the Commission pursuant to Rule 424(b) following the consummation of the Rights Offering. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company, any Subsidiary or any of their respective officers, directors, employees or agents in connection with the Share Sale. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any Subsidiary or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the Share Sale, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior written consent of the Company, with respect to any press release of any Purchaser, or without the prior written consent of each Purchaser, with respect to any press release of the Company (other than the press release described in the first sentence of this Section 4.2), which consent shall not unreasonably be withheld, conditioned or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication, or if such disclosure is consistent with the Form 8-K. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of this Agreement with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.3           Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under this Agreement or under any other agreement between the Company and the Purchasers.

4.4           Non-Public Information. Except with respect to the material terms and conditions of the Share Sale, which shall be disclosed pursuant to Section 4.2, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any Subsidiary or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any Subsidiary or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.5           Indemnification of Purchasers. Subject to the provisions of this Section 4.5, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to the Share Sale (except to the extent that such action is based upon a material breach of such Purchaser Party’s representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable and documented fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (2) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct.

4.6           Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock on the principal Trading Market on which it is currently listed, and concurrently with the applicable Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through The Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to The Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.7           Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate or any other Person acting on any of their behalf or pursuant to any understanding with any of them will execute any purchases or sales, including Short Sales, of any of the Company’s securities (including derivative securities representing the right to vote or economic benefit of any such securities) during the period commencing with the execution of this Agreement and ending at the earlier of the termination or the consummation of the Rights Offering.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the Share Sale is publicly disclosed by the Company pursuant to the initial press release as described in Section 4.2, such Purchaser will maintain the confidentiality of the existence and terms of the Share Sale.

4.8           Standstill.

(a)         From the date hereof through the second anniversary of the PIPE Closing Date (the “Standstill Period”), each Purchaser hereby agrees that neither such Purchaser nor any of its Affiliates will, without the prior written consent of the Company, directly or indirectly: (i) effect, offer or publicly propose to effect, or cause or participate in or in any way knowingly advise, assist or encourage any other person to effect, offer or publicly propose to effect or participate in, (A) any acquisition of shares of Common Stock or of any rights, warrants or options to acquire, or securities convertible into or exchangeable or exercisable for, any shares of Common Stock (including derivative securities representing the right to vote or economic benefit of any shares of Common Stock), in each case, that would result in the Purchasers and their Affiliates jointly holding more than the total number of shares of Common Stock (or beneficial ownership thereof) acquired by the Purchasers in the Share Sale (including any paid as part of the Commitment Fee), plus 5% of the total number of shares of Common Stock (or beneficial ownership thereof) pro forma for the Rights Offering and the Share Sale, in each case, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date hereof; (B) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries; (C) any liquidation or dissolution with respect to the Company or any of its subsidiaries; or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) or consents to vote any voting securities of the Company; (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of the Company (other than with each other and with their Affiliates); (iii) otherwise act, alone or in concert with others, to seek to control the Board of Directors or the management or policies of the Company; (iv) take any action that would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in clause (i) above; or (v) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Following the expiration of the Standstill Period, the foregoing restrictions shall terminate and cease to be of any further force or effect.

(b)         Notwithstanding anything to the contrary contained in this Agreement, if, at any time during the Standstill Period, a party that is not a Purchaser or any of its Affiliates (i) enters into an agreement with the Company contemplating the acquisition (by way of merger, tender offer or otherwise) of, or (ii) commences a tender offer, which was approved by the Board of Directors and is made to all stockholders of the Company for, in each case, at least 50% of the outstanding capital stock of the Company or all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, then the restrictions set forth in this Section 4.8 shall be suspended and cease to be of any further force or effect until the expiration or termination of such agreement or tender offer or until the public announcement of its withdrawal or abandonment.

(c)         Notwithstanding the foregoing, nothing in this Section 4.8 shall be construed to prevent any Purchaser from making any non-public proposal or offer regarding a transaction of the type that would otherwise be prohibited by Section 4.8(a) directly to the Board of Directors.

ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated (a) by mutual written consent of the Company and the Purchasers and (b) by the Company, on the one hand, or the Purchasers, on the other hand, if the PIPE Closing shall not have occurred on or prior to February 17, 2023; provided, that the right to terminate this Agreement under clause (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the PIPE Closing to occur on or prior to such date.

5.2           Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, that, upon the earlier of the PIPE Closing and the termination of this Agreement in accordance with its terms, the Company shall pay external counsel to the lead Purchaser an amount not to exceed $50,000 upon receipt from such counsel of an invoice for such Purchaser’s reasonable and documented legal fees and expenses incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

5.3           Commitment Fee. On the PIPE Closing Date, the Company will pay to each Purchaser its Pro Rata Portion of an aggregate commitment fee equal to $1.25 million (the “Commitment Fee”) payable, at such Purchaser’s election, in cash or shares of Common Stock (at the Per Share Purchase Price) or a combination thereof. If this Agreement is validly terminated pursuant to Section 5.1, the Commitment Fee shall be payable only in shares of Common Stock and the number of shares of Common Stock to be issued shall be equal to the Commitment Fee divided by the greater of (i) the price that would have been the Per Share Purchase Price had the Rights Offering been consummated and (ii) $2.50. In no event shall the Company pay (i) the Commitment Fee in shares of Common Stock to the extent that the number of Shares to be issued in respect of the Commitment Fee would equal or exceed an amount that would require stockholder approval under applicable rules of the Trading Market (and in such case the cash portion of the Commitment Fee shall be commensurately increased in respect of any such Shares not issued and sold on account of such limitation) or (ii) any Purchaser its Pro Rata Portion of the Commitment Fee if this Agreement was terminated due to such Purchaser’s material breach of this Agreement.

5.4           Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

5.5           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.6           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers that purchased (or are obligated to purchase) at least 50.1% in interest of the Shares based on the Pro Rata Portions hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of at least 50.1% in interest of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.6 shall be binding upon each Purchaser and holder of Shares and the Company.

5.7           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.8           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to (i) an Affiliate of such Purchaser, (ii) a member of the “immediate family” (as defined in Rule 16a-1 of the Exchange Act) of such Purchaser or such Person’s Affiliate or (iii) any Person to whom such Purchaser assigns or transfers any Shares, provided that any such assignee agrees in writing to be bound by the provisions of this Agreement that apply to the “Purchasers.” No assignment shall relieve the assigning party of any of its obligations hereunder.

5.9           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5.

5.10         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence a Proceeding to enforce any provisions of this Agreement, then, in addition to the obligations of the Company under Section 4.5, the prevailing party in such Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.11         Survival. The representations and warranties contained herein shall survive each Closing.

5.12         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.13         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.14         Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.15         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any Proceeding for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16         Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to this Agreement or a Purchaser enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part hereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.19         WAIVER OF JURY TRIAL. IN ANY PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PLBY GROUP, INC.			Address for Notice:

By:	/s/ Ben Kohn		10960 Wilshire Blvd., Suite 2200
	Name:	Ben Kohn	Los Angeles, CA 90024
	Title:	Chief Executive Officer and President	E-mail:	[***]
[***]
			Attention:	Ben Kohn
Chris Riley

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

E-mail:	jeffrey.cohen@skadden.com andrew.garelick@skadden.com
Attention:	Jeffrey H. Cohen Andrew D. Garelick

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO PLBY GROUP, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _______________________________________________________

Signature of Authorized Signatory of Purchaser:_________________________________

Email Address of Authorized Signatory:________________________________________

Address for Notice to Purchaser:

Address for Delivery of Shares to Purchaser (if not same as address for notice):

Pro Rata Portion: __________________

EIN/SSN Number: _____________________

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO PLBY GROUP, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _______________________________________________________

Signature of Authorized Signatory of Purchaser:_________________________________

Name of Authorized Signatory:_______________________________________________

Title of Authorized Signatory:________________________________________________

Email Address of Authorized Signatory:________________________________________

Address for Notice to Purchaser:

Address for Delivery of Shares to Purchaser (if not same as address for notice):

Pro Rata Portion: __________________

EIN Number: _____________________

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO PLBY GROUP, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _______________________________________________________

Signature of Authorized Signatory of Purchaser:_________________________________

Name of Authorized Signatory:_______________________________________________

Title of Authorized Signatory:________________________________________________

Email Address of Authorized Signatory:________________________________________

Address for Notice to Purchaser:

Address for Delivery of Shares to Purchaser (if not same as address for notice):

Pro Rata Portion: __________________

EIN Number: _____________________